Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-229468, 333-228088, 333-152574, 333-159206, 333-160386, 333-179600, 333-204302, and 333-205409) on Form S-8 of our reports dated February 1, 2022, with respect to the consolidated financial statements and financial statement schedule II of Sirius XM Holdings Inc. and subsidiaries and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
New York, New York
February 1, 2022